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                                                                    Exhibit 23.5

                                    CONSENT

        We hereby consent to the reference to this firm and our opinion in the Registration Statement on Form S-1 filed by Richmond County Financial Corp., Staten Island, New York (the "Company"), and all amendments thereto; in the Application for Conversion on Form 86-AC filed by Richmond County Savings Bank (the "Bank") and the Company, and all amendments thereto, and in the Notice and Application for the Bank and the Company filed with the Federal Notice and Application for the Bank and the Company filed with the Federal Deposit Insurance Corporation and all amendments thereto; and references to our firm under the heading "Experts," relating to the conversion of the Company from the mutual to stock form, the concurrent issuance of the Bank's outstanding capital stock to the Company and the offering of the Company's common stock.



                                             /s/ William M. Mercer, Incorporated

                                             WILLIAM M. MERCER, INCORPORATED

Philadelphia, Pennsylvania

Dated this 2nd day of October 1997